As filed with the Securities and Exchange Commission on July ____, 2004

                                               Registration No. 333-____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 MONROE BANCORP
                                 --------------
             (Exact name of registrant as specified in its charter)

           INDIANA                                       35-1594017
           -------                                       ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

      210 East Kirkwood Avenue, Bloomington, Indiana 47408, (812) 336-0201
      --------------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        (Agent for Service)                               (Copies to)

Gordon M. Dyott, Executive Vice President           Timothy M. Harden, Esq.
              and CFO                               John W. Tanselle, Esq.
          Monroe Bancorp                              Krieg DeVault LLP
     210 East Kirkwood Avenue                      2800 One Indiana Square
       Bloomington, IN 47408                   Indianapolis, Indiana 46204-2079
          (812) 336-0201                                (317) 636-4341

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X].

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                                 CALCULATION OF REGISTRATION FEE
===========================================================================================
Title of each class  Amount            Proposed maximum  Proposed maximum    Amount of
of securities        to be             offering price    aggregate offering  registration
to be registered     registered        per unit *        price *             fee
-------------------------------------------------------------------------------------------
Common Stock         300,000 shares    $16.385           $4,915,500.00       $ 623.00
===========================================================================================

* The proposed maximum offering price per unit and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and are based on $16.385, which was the average of the high and low price of the Company's Common Stock as reported by the NASDAQ National Market System on July 6, 2004.
--------------------------------------------------------------------------------

                                 MONROE BANCORP


                                 300,000 SHARES
                                       OF
                                  COMMON STOCK
                                       OF
                                 MONROE BANCORP




                                   PROSPECTUS


                                OFFERED SOLELY IN
                               CONNECTION WITH OUR
                                    DIVIDEND
                                REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

                                  July 7, 2004

                                TABLE OF CONTENTS


WHERE CAN YOU FIND MORE INFORMATION.........................................1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................3
TERMS AND CONDITIONS OF THE PLAN............................................3
PURPOSE AND ADVANTAGES AND DISADVANTAGES OF THE PLAN........................3
     Plan Administration....................................................5
     Participation In The Plan..............................................5
     Participation Options..................................................6
     Cash Investments.......................................................7
     Purchases.............................................................10
     Certificates..........................................................11
     Safekeeping Of Certificates...........................................11
     Sale Of Shares........................................................12
     Termination Of Plan Participation.....................................12
     Costs.................................................................13
     Reports To Participants...............................................14
     Other Information.....................................................14
     Federal Income Tax Information........................................16
INDEMNIFICATION............................................................16
DESCRIPTION OF COMMON STOCK................................................17
USE OF PROCEEDS............................................................20
EXPERTS....................................................................20
LEGAL MATTERS..............................................................20

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Monroe Bancorp. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, the securities, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Monroe Bancorp since the date hereof.

                           --------------------------

                                   PROSPECTUS

                           --------------------------

                                 MONROE BANCORP
                            210 EAST KIRKWOOD AVENUE
                           BLOOMINGTON, INDIANA 47408
                                 (812) 336-0201

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

                         300,000 Shares of Common Stock

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with offices in Monroe, Jackson, Lawrence and Hendricks counties. Its wholly owned subsidiary, Monroe Bank, was established in Bloomington, Indiana in 1892, and offers a full range of financial, trust and investment services to its more than 20,000 retail and commercial customers. Our common stock is traded on the NASDAQ Stock Market under the symbol MROE. With this prospectus, we are offering participation in our Dividend Reinvestment and Common Stock Purchase Plan to record holders of our shares of common stock.

              ----------------------------------------------------

                                 PLAN HIGHLIGHTS

         o You may participate in the Plan if you currently own our common stock.

         o Once you are enrolled in the Plan, you may buy additional shares of our common stock by automatically reinvesting all or a portion of the cash dividends paid on your shares of common stock.

         o Once you are enrolled in the Plan, you may buy additional shares of common stock by making optional cash investments of $25 to $1,000 per calendar month.

              ----------------------------------------------------

         The shares issued under the Plan may be either new issue common stock, common stock purchased on the open market, or a combination of the foregoing. For common stock issued by us, the share price paid by you will be the stock's "fair market value", as defined in the Plan, on the day the shares are purchased. When common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the relevant purchase period plus any applicable brokerage fees or commissions.

             ------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             ------------------------------------------------------

                  The date of this prospectus is July 7, 2004.

                       WHERE CAN YOU FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement on Form S-3. This prospectus, which is part of the registration statement, does not contain all the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, our descriptions are summaries and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         We also file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any materials we file with the Commission at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we may file many of our documents electronically with the Commission, and you may access those documents over the Internet. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address is "http://www.sec.gov."

         The Commission allows us to "incorporate by reference" the information we file with them in this prospectus. This helps us to disclose information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2003.

         o        Our Quarterly Report on Form 10-Q for the quarter ended March
                  31, 2004.

         o Our Current on Form 8-K filed with the Securities and Exchange Commission on January 22, 2004.

         o Our Current on Form 8-K filed with the Securities and Exchange Commission on March 12, 2004.

         o Our Current on Form 8-K filed with the Securities and Exchange Commission on April 20, 2004.

         o The description of our common stock contained in our Registration Statement on Form 10, dated January 5, 2001.

         o All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the Plan.

         You should note that any of our future filings which are incorporated by reference will automatically update and supersede the information in this prospectus. Copies of all documents which are incorporated by reference (not including the exhibits to this information, unless these exhibits are specifically incorporated by reference in this information) will be provided without charge to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Diane Brinson, Monroe Bancorp, 210 East Kirkwood Avenue, Bloomington, Indiana 47408 or by calling (812) 331-3411.

         You should rely only on the information contained in this document or incorporated by reference. We have not authorized anyone to provide you with information that is different.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended. These forward-looking statements relate to, without limitation, future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, and can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative or other variations of these terms or comparable terminology. The cautionary statements and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to the forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from those in the forward-looking statements.


                        TERMS AND CONDITIONS OF THE PLAN

         The following questions and answers describe our Dividend Reinvestment and Common Stock Purchase Plan, as in effect as of July 7, 2004.

              Purpose And Advantages And Disadvantages Of The Plan
              ----------------------------------------------------

         1. WHAT IS THE PURPOSE OF THE PLAN?

         The primary purpose of the Plan is to provide shareholders of record with a convenient and economical way to purchase additional shares of common stock with reinvested dividends and cash investments.

         2. WHAT ARE THE ADVANTAGES OF THE PLAN?

         Before deciding whether to participate in the Plan, you should consider the following advantages of the Plan:

         o You may invest additional funds (at least $25 per investment per account) to purchase shares of common stock. The maximum aggregate cash investment per month is $1,000.

         o You may direct the sale of shares held in your Plan account through the Plan subject to all applicable fees and charges.

         o You may deposit your stock certificates with the Plan administrator, whether or not the common stock represented by such certificates was purchased through the Plan, and have your ownership of such shares maintained by the Plan administrator. This convenience is provided at no cost to you and eliminates the possibility of loss, inadvertent destruction or theft of certificates.

         o You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your Plan account, including purchases, sales and latest balances.

         o The brokerage commissions negotiated by the Plan administrator for buying or selling shares of common stock for or from the Plan on the open market are typically less than those paid by individual investors for such transactions. No brokerage commissions are paid for the purchase of newly issued shares from us.

         o You may transfer shares of common stock held in your Plan account to another account at no cost. Our normal transfer requirements will apply.

         o You will get the convenience of having all or a portion of your cash dividends automatically reinvested in additional shares of common stock as determined by the process described below. Because the Plan administrator will credit fractional shares of common stock to your Plan account, you will receive full investment of your dividends and optional cash investments. Dividends are paid on fractional shares as well as on whole shares maintained in the Plan.

         3. WHAT ARE THE DISADVANTAGES OF THE PLAN?

         Before deciding whether to participate in the Plan, you should consider the following disadvantages of the Plan:


         o No interest is paid on dividends credited or cash investments made to Plan accounts and held pending investment, reinvestment or return to you.

         o Cash investments sent to the Plan administrator will not be returned to you unless a written request is received by the Plan administrator at least 48 hours prior to the relevant investment date.

         o Requests for the issuance of certificates and the sale of shares from a Plan account will be delayed during a dividend processing period and during the issuance of shares as a result of an acquisition by us. This is a 15 day period.

         o While the brokerage commissions negotiated by the Plan administrator for buying or selling shares of common stock for or from the Plan on the open market are typically less than those paid by individual investors for such transactions, you may be able to negotiate lower brokerage commissions on an individual basis. Also, brokerage commissions negotiated by the Plan administrator may change from time to time.

         o You cannot designate to the Plan Administrator a specific price at which to sell or purchase shares of common stock.

                               Plan Administration
                               -------------------

         4. WHO ADMINISTERS THE PLAN?

         Registrar and Transfer Company (the "Plan administrator"), a corporation independent of and not affiliated with the Company, administers the Plan for participants, keeps records, sends statements of account to participants, and performs other duties related to the Plan. Shares purchased through the Plan or deposited into safekeeping will be registered in the name of the Plan Administrator or its nominee as agent for participants in the plan.

         All inquiries and communications regarding the Plan should include your account number and should be directed to the Plan Administrator at:

                  Registrar and Transfer Company
                  Attn: Dividend Reinvestment Department
                  P.O. Box 664
                  Cranford, New Jersey  07016
                  Telephone:  (800) 368-5948
                  Website:  www.rtco.com

When writing, please include a daytime telephone number to expedite the Plan administrator's reply.

The Company may amend, supplement, suspend, modify, or terminate the Plan at any time by written notice to the participants. Thirty (30) days notice of any suspension, termination, or material amendment shall be sent to all participants, who shall in all events have the right to withdraw from the Plan.

                            Participation In The Plan
                            -------------------------

         5. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All holders of record of common stock are eligible to participate in the Plan. Beneficial owners of common stock whose shares are held in a name other than their own (for example, a bank, broker or trustee) may participate in the Plan with respect to such shares by transferring the shares into their own name or by making appropriate arrangements with their nominee to participate in the Plan. Once the shares are registered on our books or the beneficial owner has made appropriate arrangements with their nominee, the beneficial owner is eligible to participate in the Plan.

         6. HOW DOES A SHAREHOLDER ENROLL IN THE PLAN?

         After being furnished with a Plan prospectus, shareholders may join the Plan by completing and signing an enrollment form and returning it to the Plan administrator.

         Once enrolled in the Plan, shareholders will remain enrolled until they discontinue their participation, until the Plan is terminated or until they cease to be a record holder of common stock. See Question 33. 7.

         WHEN MAY A SHAREHOLDER JOIN THE PLAN?

         A shareholder may join the Plan at any time by completing and signing an enrollment form and returning it to the Plan administrator. Dividend payment dates currently are on or about the last business day of March, June, September and December. Enrollment forms must be received by the Plan administrator at least ten (10) business days prior to the dividend payment date for dividend reinvestment. You may authorize dividend reinvestment for less than all of your shares of the Company's common stock.

                              Participation Options
                              ---------------------

8.       WHAT PARTICIPATION OPTIONS ARE AVAILABLE IN THE PLAN?

         Once enrolled in the Plan, you may buy shares of common stock through any of the following investment options:

         o FULL DIVIDEND REINVESTMENT. This option allows you to have dividends earned on all of your shares of common stock, both in your Plan account and in certificated form, reinvested to purchase additional shares of common stock. Shares purchased through this option will be acquired on a quarterly basis, on or about the applicable dividend payment date.

         When common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the purchase period for full and partial dividend reinvestment plus any applicable brokerage fees or commissions. For common stock issued by us, the per share price paid by you will be the fair market value of the common stock on the day the shares are purchased. "Fair market value" with respect to any day means the average of the closing prices for shares of our common stock on the most recent three days on which shares of our common stock are traded, as reported by NASDAQ.

         We, in our sole discretion, reserve the right to determine whether shares are purchased in the open market or issued by us.

         The reinvestment of dividends under the Plan will commence with the first dividend to which you are entitled, payable after the first dividend record date following enrollment in the Plan; provided that the enrollment form is received at least ten (10) business days prior to the dividend payment date.

         NOTE: IF YOU DO NOT INDICATE A PARTICIPATION OPTION ON YOUR ENROLLMENT FORM, YOUR PLAN ACCOUNT WILL BE ENROLLED IN THE FULL DIVIDEND REINVESTMENT OPTION.

         o PARTIAL DIVIDEND REINVESTMENT. This option allows you to designate a specific number of shares of common stock for dividend reinvestment, with dividends on the balance of your shares to be paid in cash. Shares purchased through dividend reinvestment will be acquired on a quarterly basis, on or about the applicable dividend payment date.

         When common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the purchase period for full and partial dividend reinvestment plus any applicable brokerage fees or commissions.

         For common stock issued by us, the share price paid by you will be the fair market value of the common stock (as defined in the previous subsection) on the day the shares are purchased.

         We, in our sole discretion, reserve the right to determine whether shares are purchased in the open market or issued by us.

         The reinvestment of dividends under the Plan will commence with the first dividend to which you are entitled, payable after the first dividend record date following enrollment in the Plan; provided that the enrollment form is received at least ten (10) business days prior to the dividend payment date.

         9. MAY I CHANGE MY PARTICIPATION OPTION?

         The participation option may be changed by completing and signing a new enrollment form and returning it to the Plan administrator. The change will be effective as of the next dividend record date following receipt by the Plan administrator of the new enrollment form.

         10. MAY PARTICIPATION IN THE PLAN BE RESTRICTED?

         We reserve the right, in our sole discretion, to restrict participation in the Plan. We may, at any time, exercise this discretion if we believe that such participation may be contrary to the general intent of the Plan or is in violation of applicable law.

                                Cash Investments
                                ----------------

         11. WHO IS ELIGIBLE TO MAKE CASH INVESTMENTS?

         Any shareholder of record who has submitted a signed enrollment form is eligible to make cash investments, regardless of which or if any participation option chosen, subject to the monthly minimum and maximum cash investment restrictions. See Question 14.

         12. HOW ARE INITIAL CASH INVESTMENTS AND CASH INVESTMENTS MADE?

         Cash investments must be made by a personal check drawn on a financial institution whose main office is located in the United States and payable in United States dollars to "Registrar and Transfer Company", or electronic debit from a specified account. DO NOT SEND CASH. The cash investment, less a $1.50 service charge, will be applied to the purchase of shares for the account of the participant. Your initial cash investments must be accompanied by a completed and signed enrollment form. A cash investment form provided by the Plan administrator should accompany all subsequent cash investments to ensure credit to the proper Plan account. See Questions 13 and 35.

         13. WHAT IS THE AUTOMATIC MONTHLY INVESTMENT (ELECTRONIC DEBIT) FEATURE OF THE PLAN, AND HOW DOES IT WORK?

         You may make voluntary cash payments of not less than $25 per payment nor more than an aggregate total of $1,000 during a calendar month by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution. Any automatic monthly investment will be treated as a cash investment, and will be subject to a $1.50 per transaction purchase charge.

         To initiate automatic monthly investments, you must complete, sign and return to the Plan administrator an automatic monthly deduction form with a voided blank check (checking account) or deposit slip (savings account) for the account from which funds are to be drawn. Automatic monthly deduction forms may be obtained from the Plan administrator. Forms will be processed and will become effective as promptly as practicable.

         Once automatic monthly investment is initiated, funds will be drawn from your designated financial institution account on the fifth business day prior to the last business day of each month and will be invested in common stock on or about the last business day of each month.

         You may change the amount of your automatic monthly investment or the designated account from which funds are drawn by completing, signing and submitting to the Plan administrator a new automatic monthly deduction form. To be effective with respect to the next purchase period, however, the new automatic monthly deduction form must be received by the Plan administrator at least five business days preceding the purchase period for which such change is to be effective. Otherwise, the change will be effective the following month. You may terminate your automatic monthly investment by notifying the Plan administrator in writing.

         14. IS THERE A MINIMUM AND MAXIMUM CASH INVESTMENT?

         Cash investments must be at least $25 each. The maximum aggregate cash investment is $1,000 per calendar month.

         15. WHEN WILL MY CASH INVESTMENT BE INVESTED?

         Plan purchases of common stock are made monthly as promptly as practicable on or about the last business day of each month. Purchases may be made over a number of days, but if for any reason, the Plan administrator is precluded from acquiring shares of our common stock for 30 days after the last business day of the month, the Plan administrator shall return all such cash amounts to the participant. Your cash investments must be received by the Plan administrator no later than the fifth business day prior to the last business day of each month. Otherwise, cash investments will be held by the Plan administrator and invested during the subsequent purchase period.

         Because interest is not paid on funds pending investment, it is to your benefit to mail your cash investments so they are received shortly before the fifth business day prior to the last business day of each month. Funds are considered to be received when delivered, either by overnight delivery, courier delivery, postal service, electronic funds transfer or in person, during company business hours of the Plan administrator (see Question 4 for address).

         The Plan administrator reserves the right to delay honoring investment requests for purchasing shares until the Plan administrator confirms receipt of good funds from you. The Plan administrator also reserves the right to delay issuing certificates until the Plan administrator confirms that such shares were purchased with good funds. However, in the event that a check submitted to the Plan administrator for investment is returned unpaid for any reason, the Plan administrator will consider the request for investment of such funds null and void. Any shares purchased upon the prior credit of such funds will be immediately removed from your Plan account. The Plan administrator will be entitled to sell those shares to satisfy any uncollected amounts and impose an appropriate fee. See Question 35. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts and fees, the Plan Administrator will be entitled to sell additional shares of common stock from your Plan account or bill you to satisfy the uncollected balance.

         16. WHEN WILL SHARES PURCHASED WITH MY CASH INVESTMENTS BE ENTITLED TO RECEIVE DIVIDENDS?

         Shares of common stock purchased with your cash investments will be entitled to payment of dividends thereon if the shares were purchased on or before the record date for the next cash dividend.

         17. MAY I REQUEST THAT MY CASH INVESTMENT BE RETURNED?

         You may request, in writing, the return of your cash investment. Your cash investment will be returned if the request is received at least forty-eight
(48) hours prior to the next investment date.

         NOTE: INTEREST IS NOT PAID ON FUNDS HELD PENDING INVESTMENT.

         18. IS THERE A MINIMUM OR MAXIMUM AMOUNT FOR REINVESTED DIVIDENDS?

         Dividends designated for reinvestment through the Plan are not subject to a minimum or maximum dollar amount.

         19. WHEN WILL MY DIVIDENDS BE REINVESTED?

         Your dividends will be reinvested on or about the last business day of that month in which a dividend is paid. Purchases may be made over a number of days, but if for any reason, the Plan administrator is precluded from acquiring shares of our common stock for 30 days after a dividend for dividend reinvestment or 30 days as it relates to optional cash payments, the Plan administrator shall return all such cash amounts to the participant. See Question 8.

         20. WHEN WILL SHARES PURCHASED WITH REINVESTED DIVIDENDS BE ENTITLED TO RECEIVE DIVIDENDS?

         Shares of common stock purchased with reinvested dividends will be entitled to payment of dividends on the next dividend payment date following the purchase of such shares.

                                    Purchases
                                    ---------

         21. WHAT IS THE SOURCE OF COMMON STOCK PURCHASED THROUGH THE PLAN?

         Common stock purchased through the Plan will be purchased, in our sole discretion, either on the open market or directly from us or through a combination of the foregoing. Shares purchased from us will be authorized but unissued shares.

         22. HOW IS COMMON STOCK PURCHASED ON THE OPEN MARKET?

         Common stock will be purchased through the Plan administrator acting as an independent agent. The Plan administrator, as an independent agent, will have sole discretion in all matters related to such purchases, including the day and time of purchase, purchase price paid, number of shares purchased and the markets or persons through whom the purchases are made.

         23. WHEN ARE SHARES PURCHASED FOR THE PLAN FOR CASH INVESTMENTS?

         Purchases of common stock will be made monthly as promptly as practicable during the relevant purchase period. Such purchases may be made from our authorized but unissued shares, on The Nasdaq Market, in negotiated transactions or on any other securities exchange where such shares are traded, and may be subject to such terms with respect to price, delivery and other terms as the Plan's independent agent may agree. No one shall have any authority or power to direct the time or price at which shares may be purchased, except where otherwise required or advisable under any applicable law, or the selection of the broker or dealer through or from whom purchases are to be made.

         24. WHEN WILL SHARES BE CREDITED TO MY PLAN ACCOUNT?

         Shares will be credited to your Plan account as soon as practicable following the date they are purchased. No Shares will be allocated to a Participant's account until the date on which the Plan Agent has purchased sufficient shares in the open market to cover the purchases for that month for all Participants in the Plan.

         Each Participant's account will be credited with the number of whole and fractional Shares (calculated to four (4) decimal places) equal to the amount to be invested divided by the applicable amount to be invested by the Participant, divided by the applicable purchase price per Share.

         25. HOW IS THE PURCHASE PRICE OF COMMON STOCK FOR CASH INVESTMENTS DETERMINED?

         When the common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the purchase period for cash investments plus any applicable brokerage fees or commissions.

         For common stock issued by us, the per share price paid by you will be the fair market value of the common stock on the day the shares are purchased. "Fair market value" with respect to any day means the average of the closing prices for shares of our common stock on the most recent three days on which shares of our common stock are traded, as reported by NASDAQ.

         We, in our sole discretion, reserve the right to determine whether shares are purchased in the open market or issued by us.

         26. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR ME?

         The number of shares of common stock purchased for your Plan account will be equal to your cash investment (if any) for the applicable month plus any dividends available for reinvestment, less any applicable fees or charges, divided by the purchase price of the shares including applicable brokerage fees. Your Plan account will then be credited with the calculated number of whole and fractional shares of common stock.

         27. CAN I REQUEST THE PURCHASE OF A SPECIFIC NUMBER OF SHARES?

         Because the purchase price of the common stock cannot be calculated until the common stock is purchased, you may not request or direct the Plan administrator to purchase a specific number of shares.

                                  Certificates
                                  ------------

         28. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED THROUGH THE PLAN?

         Shares of common stock purchased through the Plan will be credited to your Plan account. Certificates will not be issued for shares credited to Plan accounts unless the Plan administrator is specifically requested in writing to do so or unless the Plan account is terminated. The number of shares credited to your Plan account will be shown on the investment statement. This service eliminates the need for your certificate safekeeping and protects against the loss, theft or destruction of your stock certificates.

         Frequent certifications from your Plan accounts are discouraged and may be assessed a $10.00 fee at the sole discretion of the Plan administrator. Certificates, when issued, will be issued in the Plan account name. Requests to issue a certificate into another registration must meet our stock transfer requirements. See Question 42.

NOTE: YOU MAY CONTINUE TO SELL AS MANY SHARES OF COMMON STOCK AS YOU WISH THROUGH A BROKER ONCE SUCH SHARES ARE IN CERTIFICATED FORM.

                           Safekeeping Of Certificates
                           ---------------------------

         29. CAN CERTIFICATES BE RETURNED TO THE PLAN ADMINISTRATOR TO BE HELD IN THE PLAN ACCOUNT?

         Certificates for common stock may be returned to the Plan administrator to take advantage of the safekeeping feature of the Plan. The certificates should not be endorsed, and delivery by registered mail is recommended. The certificates should be submitted with a new enrollment form with the appropriate options checked thereon. You may submit certificates for safekeeping upon initial enrollment in the Plan or at any time while participating in the Plan.


                                 Sale Of Shares
                                 --------------

         30. HOW MAY I SELL MY PLAN SHARES?

         A Participant may sell all or any portion of the Plan Shares by notifying the Plan Agent in writing to that effect and by specifying in the notice the number of Shares to be sold. Such request must be signed by all persons in whose name the account is registered and be accompanied by such other documentation as the Plan Agent may reasonably require.

         31. WHEN WILL PLAN SHARES BE SOLD?

         Within fifteen (15) days after the date such notice is received, the Plan Agent will execute a sale order and will deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, Plan Agent fees, applicable withholding tax and transfer tax incurred. However, notices received within the period commencing fifteen (15) days prior to dividend payment date through the reinvestment date will be processed immediately after the reinvestment date.

         Checks will only be issued payable to the registered Plan account owner.


                        Termination Of Plan Participation
                        ---------------------------------

         32. HOW MAY I TERMINATE PARTICIPATION IN THE PLAN?

         You may terminate your participation in the Plan either by selling all the shares in your Plan account or by having a certificate issued for a specific number of whole shares held in your Plan account and then selling the balance of the shares. See Questions 28, 30 and 31. Certificates cannot be issued for fractional shares; fractional shares must be sold when terminating participation. Fractional shares will be valued by multiplying such fractional interest by the "fair market value" of a share of our common stock, as defined in the Plan, on the date that your request to terminate your participation in the Plan is processed.

         You must notify the Plan administrator in writing of your intention to terminate your participation in the Plan, have all Plan account owners sign the request and indicate whether you wish to receive a stock certificate or to have the Plan administrator sell your shares. All signatures on requests to sell shares in order to terminate participation in the Plan must be guaranteed by a bank, brokerage firm, or credit union which participates in a Signature Medallion Guarantee Program.

         Cash investments received prior to the request to terminate Plan participation will be invested beginning on the next investment date unless you timely request the return of such cash investment. See Question 17.

         The termination of Plan participation will be delayed if the request is received during a dividend processing period. This is a 15 to 20 business day period which begins on the date prior to the payment date of the dividend.

         33. MAY MY PLAN PARTICIPATION BE TERMINATED?

         If you do not maintain at least one whole share of common stock in a Plan account, your participation in the Plan may be terminated by the Plan administrator. If your participation in the Plan has been terminated, you will receive a check for the value, as determined under the Plan, of any fractional share in the Plan account.

         In addition, we reserve the right, in our sole discretion, to terminate anyone's participation in the Plan. We may, at any time, exercise our discretion to terminate your participation if we believe that such participation may be contrary to the general intent of the Plan or is or may be in violation of applicable law. If your Plan participation is terminated, you will receive a certificate for whole shares of common stock and a check for the cash value of any fractional share held in the Plan account.

         34. WHAT AMOUNT WILL BE DISTRIBUTED IF I SUBMIT A WRITTEN REQUEST FOR LIQUIDATION OF ALL PLAN SHARES?

         A check representing the sale price of the shares, less any brokerage commission, any withholding required under applicable tax laws and a $15.00 service charge. See Questions 31 and 35.

                                      Costs
                                      -----

         35. WHAT COSTS ARE ASSOCIATED WITH PARTICIPATION IN THE PLAN?

         The fees and charges for Plan transactions are as follows:

          DESCRIPTION                                   AMOUNT
          -----------                                   ------
Enrollment fee                                   None

Service charge for selling Plan shares     $15.00 per sale plus applicable
                                           brokerage commissions and fees

Purchase charge                            $1.50 per purchase plus applicable
                                           brokerage commissions and fees

Gift or Transfer of Shares                 $5.00 per transaction

Charge for checks or electronic funds
transfer, debits from bank accounts
rejected because of nonsufficient funds    $25.00
(NSF)

Certificate Issue                          $10.00

Duplicate Statements                       $5.00 current year statements
                                           $10.00 prior year statements

Account research charges                   As determined by Plan administrator

Brokerage commission, related service
charges, taxes and wire transfer fees      As applicable

         We pay most of the costs of mailings, materials and other administration costs of the Plan. All fees and charges for the Plan are subject to change upon notice to you. You will share proportionately in brokerage commissions incurred by the Plan administrator in connection with open market transactions involving shares of our common stock. There will be no brokerage commissions when shares are purchased directly from us.

                             Reports To Participants
                             -----------------------

         36. WHAT REPORTS ARE SENT TO ME?

         You will receive an investment statement each period in which an investment, sale, transfer or withdrawal occurs in your Plan account. In a dividend payment month, you will receive only one statement which will include all relevant investment and dividend information. THIS STATEMENT WILL PROVIDE DETAILED ACCOUNT INFORMATION AND SHOULD BE RETAINED FOR TAX PURPOSES.

         You will also receive copies of all shareholder communications from us such as quarterly reports, annual reports and notices of shareholder meetings and proxy materials.

         You will receive an IRS Form 1099-DIV showing total dividends reported to the Internal Revenue Service which were paid to you both on shares held of record and Plan account shares. An IRS Form 1099-B will be provided for reporting proceeds from the sale of shares through the Plan. See Question 45 for further information regarding tax reporting.

                                Other Information
                                -----------------

         37. WHAT HAPPENS IF YOU HAVE A RIGHTS OFFERING, ISSUE A STOCK DIVIDEND OR DECLARE A STOCK SPLIT?

         In the event that we should make available to our shareholders rights to purchase additional shares of common stock or other securities, the administrator will sell or direct the sale of the rights accruing to shares held in your Plan accounts and apply the net proceeds of such sales to the purchase of additional shares of common stock. Any dividends in the form of shares of common stock and any shares resulting from a common stock split on shares held in your Plan account will be credited to your Plan account.

         38. HOW WILL MY SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

         You will receive our proxy statement and a proxy card representing Plan account shares as well as any other shares of common stock held of record. Your Plan account shares will be voted by the Plan administrator in accordance with your instructions. If no instructions are received by the Plan administrator, the Plan administrator will not vote your shares held in your Plan account.

         39. WHAT ARE YOUR AGENTS' RESPONSIBILITIES UNDER THE PLAN?

         The Plan administrator, any other independent agent appointed by us pursuant to the Plan and Monroe Bancorp will not be liable for any act done in good faith or for any good faith omission to act with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate your account upon your death, prior to receipt of notice in writing of the death or with respect to the prices or times at which, or sources from which, shares are purchased or sold for your Plan accounts, or with respect to any fluctuation in market value of the common stock before or after any purchase or sale of shares.

THIS PROSPECTUS DOES NOT REPRESENT A CHANGE IN OUR DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO DEPEND UPON OUR EARNINGS, FINANCIAL REQUIREMENTS, GOVERNMENT REGULATIONS AND OTHER FACTORS. YOU MUST RECOGNIZE THAT WE CANNOT ASSURE YOU A PROFIT, OR PROTECT YOU AGAINST LOSSES, ON SHARES PURCHASED PURSUANT TO THE PLAN. THE MARKET PRICE OF COMMON STOCK CAN FLUCTUATE SUBSTANTIALLY. YOU MUST ACCEPT THE RISKS AS WELL AS THE BENEFITS OF THE PLAN.

         40. MAY THE PLAN BE CHANGED OR DISCONTINUED?

         Although we expect to continue the Plan indefinitely, we reserve the right, in our sole discretion, to suspend, modify or terminate the Plan at any time. Any suspension, modification or termination of the Plan will be communicated by us or the Plan administrator to all Plan participants.

         41. MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE PLEDGED AS COLLATERAL?

         Common stock held in a Plan account may not be pledged as collateral.

         42. MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE TRANSFERRED OR ASSIGNED TO ANOTHER PERSON?

         Yes, upon receipt of written instructions as required by the Plan Administrator. There is a $5.00 service fee per transfer.

         43. HOW MAY INSTRUCTIONS BE GIVEN TO THE PLAN ADMINISTRATOR?

         Although currently all instructions from you to the Plan administrator are required to be in writing, the Plan administrator may in the future allow certain instructions to be given by telephone or in any other manner as determined by the Plan administrator.

         44. WHO INTERPRETS THE PLAN?

         Any questions of interpretation arising under the Plan will be determined by the Company and the Plan Administrator, in our sole discretion, and any such determination will be final. Questions or correspondence should be directed to:

                  Registrar and Transfer Company
                  Dividend Reinvestment Service
                  P.O. Box 664
                  10 Commerce Drive
                  Cranford, New Jersey  07016
                  Telephone:  (800) 368-5948

                         Federal Income Tax Information
                         ------------------------------

         45. WHAT ARE SOME OF THE TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

         The following is a summary of all material federal income tax consequences of participation in the Plan. This summary is for general information only and does not constitute tax advice. This summary does not reflect every possible tax outcome or consequence that could result from participation in the Plan. Also, this summary does not discuss your tax consequences if you are not a United States citizen or a resident alien. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in the Plan and your subsequent sale of shares acquired pursuant to the Plan. Any state tax consequences will vary from state to state, and any tax consequences to you if you reside outside of the United States will vary from jurisdiction to jurisdiction.

         In general, dividends paid on common stock, whether the shares are held in certificated form by you or held by us in book-entry through the Plan, are considered taxable income, whether paid in cash or reinvested through the Plan. By reinvesting dividends you will be liable for the payment of income tax on the dividends despite not receiving immediate cash dividends to satisfy the tax liability.

         The tax basis of shares acquired through the reinvestment of dividends in the Plan will be equal to the amount of the related dividend income recognized by you for federal income tax purposes. The tax basis of shares purchased with cash investments will be equal to the amount of such investments.

         Upon the sale of either a portion or all of your shares from the Plan, you will generally recognize a capital gain or loss based on the difference between the sale proceeds and the tax basis in the shares sold, including any fractional share. The capital gain or loss will be long-term if the shares were held for more than one year.

         For participants who are subject to U.S. withholding tax, backup withholding or foreign taxes, we will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by you, or dividends reinvested on your behalf, will be net of the required taxes.

         The information return sent to you and the IRS at year-end will provide the information with respect to the Plan required to complete your income tax returns.

                                 INDEMNIFICATION

         Our articles of incorporation provide that we will indemnify, under certain circumstances, any person who is or was a director, officer or employee of ours or of any other corporation for which he is or was serving in any capacity at our request against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them. Additionally, under Indiana law, a director will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless
(1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation, and (2) such breach or failure to perform constitutes willful misconduct or recklessness.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                           DESCRIPTION OF COMMON STOCK

         General. We are authorized by our articles of incorporation to issue an aggregate of 18,000,000 shares of common stock. No other class of capital stock is authorized. At June 30, 2004 approximately 6,040,340 shares of common stock were issued and outstanding. The following is a summary of certain of the rights and privileges pertaining to our common stock.

         Voting Rights. The holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the outstanding shares of our common stock, if they choose to do so, can elect all of the directors.

         Dividend Rights. All shares of our common stock are entitled to share equally in such dividends as the Board of Directors may declare. We are largely dependent upon dividends from Monroe Bank for funds to pay dividends on the shares of our common stock, and dividends payable by Monroe Bank are limited by law and by the need to maintain adequate capital in Monroe Bank.

         Liquidation Rights. Upon our liquidation or dissolution, whether voluntary or involuntary, all shares of our common stock are entitled to share equally in the assets available for distribution to common stockholders after payment of all of our prior obligations.

         Staggered Board of Directors. Our articles of incorporation provide for a classified or staggered Board of Directors, which has the effect of dividing the Board into three classes, each with approximately one-third of the total directors, with terms of office expiring at different times. One class of Directors is elected for a term of three years at each annual meeting of shareholders. The Board believes that this provides greater continuity in management policies because two-thirds of the Directors will have served on the board for at least one year. The staggered board can protect the interests of the deposit and loan customers of the Company by assuring that policy and procedures do not abruptly change. In addition, an individual or entity attempting to obtain control of our voting procedures would need two elections before it could elect a majority of the Directors and thereby effect any change in policy.

         This provision is designed to ensure that upon any significant shift in our share ownership, which is accompanied by an attempt to take us over upon the terms the Board might deem not to be in the best interests of all the shareholders, the entire Board could not be replaced in one year. As a result, the staggered board may have the effect of repelling suitors who are impatient to control our operations.

         Supermajority Vote Provisions. Indiana law generally requires the approval of a majority of the board of directors and the approval of the holders of a majority of the outstanding shares of an Indiana company to merge with another corporation. Our articles of incorporation include what is commonly called a supermajority vote provision. This provision provides that all proposed business combinations require the affirmative vote of a majority of our outstanding common stock, subject to the following two exceptions:

          (1) if the proposed transaction was not approved by at least 80% of the entire Board of Directors, the proposed transaction will require the approval of at least 70% of the shares entitled to vote on the proposed transaction in order to be approved.

         (2) if (a) the proposed transaction is proposed by an individual or entity which holds 15% or more of the our then outstanding common stock, and (b) the proposal does not offer all shareholders an amount for their shares which is at least equal to the highest percent over market value paid by such person for the shares held at the date of the proposal, then the proposed transaction also will require the approval of at least 70% of the shares entitled to vote on the proposed transaction in order to be approved.

This provision may discourage a tender offer for control because it may require a potential acquirer to purchase much more than a simple majority of the outstanding shares in order to guarantee a later business combination.

            Effect of Indiana Anti-Takeover Provisions. The Indiana Business Corporation Law, or IBCL, applies to Monroe Bancorp as an Indiana corporation. Under certain circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisition or changes of control of us. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

            Provisions Restricting Certain Business Combinations Within Specified Time Periods. The Business Combinations Chapter of the IBCL prohibits certain business combinations, including mergers, sales of assets, recapitalizations and reverse stock splits, between certain Indiana corporations and a 10% or greater shareholder for five years following the date on which the shareholder obtained a 10% or greater ownership interest, unless the acquisition was approved in advance of that date by the Board of Directors. In addition, if prior approval is not obtained, we and such shareholder may not consummate a business combination unless a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share determined in accordance with the Business Combinations Chapter. The statute only applies to a company if it has elected to be governed by the statute in its articles of incorporation or if the company has a class of voting securities registered under the Securities Exchange Act of 1934. Because our common stock is registered under the Securities Exchange Act of 1934, we are subject to this statute.

         Provisions Limiting Certain Shareholder Voting Rights. In addition to the Business Combinations Chapter, the IBCL also contains a Control Share Acquisition Chapter which, although different in structure from the Business Combinations Chapter, may have a similar effect of discouraging or making more difficult a hostile takeover of an Indiana corporation. This provision, however, may also have the effect of discouraging premium bids for outstanding shares. The Control Share Acquisition Chapter provides that, unless otherwise provided in a corporation's articles of incorporation or by-laws, shares acquired in certain acquisitions of the corporation's stock will be accorded voting rights only if a majority of the disinterested shareholders approves a resolution granting the potential acquirer the ability to vote such shares. An Indiana corporation is subject to the Control Share Acquisition Chapter if it has 100 or more shareholders and its principal place of business is in Indiana. We are subject to the Control Share Acquisition Chapter.

         Fiduciary Duties of Directors. The IBCL specifically authorizes directors, in considering the best interests of a corporation, to consider the effects of any action on shareholders, employees, suppliers and customers of the corporation on the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith, after considering and weighing as they deem appropriate the effects of such action on the corporation's constituents, that such approval is not in the best interest of the corporation. In making these determinations, directors are not required to consider the effects of a proposed corporation action on any particular corporate constituent group or interest (including the amounts that might be paid to shareholders) as a dominant or controlling factor. The IBCL explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply.

         In taking or declining to take any action or in making any recommendation to a corporation's shareholders with respect to any matter, directors are authorized under the IBCL to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

         Because of the above provisions, the Board will have flexibility in responding to unsolicited proposals to acquire us, and, accordingly, it may be more difficult for an acquirer to gain control of us in a transaction not approved by the Board.

         Indiana law also imposes restrictions in connection with shareholder derivative proceedings. The IBCL provides that if a shareholder of a corporation files a derivative complaint, the corporation's board of directors may establish a committee of disinterested directors or other disinterested persons to investigate the complaint. The IBCL authorizes a stay of any court proceedings on the complaint until the investigation of such committee is completed. If the committee determines that pursuit of the claim through the derivative proceeding would not be in the best interests of the corporation, then the committee can terminate the derivative proceeding. The conclusion of the committee is determinative unless the shareholder who filed the complaint can demonstrate that the committee was not disinterested or did not act in good faith.

         Change in Bank Control. It is unlawful for a person to offer to buy shares of our common stock, without the prior approval of the Federal Reserve Board, if the purchase of such shares would give the purchaser control of us. Control is defined to mean the direct or indirect power

         (1)      to vote 25% or more of the outstanding shares, or

         (2) to direct or cause the direction of our management and policies, whether through ownership of voting securities, by contract or otherwise; provided that no individual will be deemed to control us solely on account of being a director, officer or employee of Monroe Bancorp.

         Persons who directly or indirectly own or control 10% or more of a company's outstanding shares will be presumed to control Monroe Bancorp.

         Other Matters. The holders of our shares of our common stock have no preemptive or redemption rights or any preferred right to purchase or subscribe for any authorized but unissued capital stock or any securities convertible into our common stock. The outstanding shares of common stock are fully paid and non-assessable.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the purchase of shares in the open market. If we do, however, sell shares, we cannot estimate the number of shares that will ultimately be purchased from us under the Plan nor the prices at which such shares will be sold. Any proceeds we receive are expected to be used for general corporate purposes.

                                     EXPERTS

         Our consolidated financial statements incorporated into this document have been audited by BKD LLP, independent public accountants, as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and to the extent and for the years indicated in their reports thereon, and have been so incorporated into this document in reliance upon the reports of BKD LLP and upon the authority of such firm as experts in auditing and accounting.

                                  LEGAL MATTERS

Certain legal matters with respect to the common stock offered pursuant to this prospectus have been passed upon for us by our counsel Krieg DeVault LLP, Indianapolis, Indiana.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

Registration fees                                            $   623
Printing fees and expenses                                   $ 1,000
Legal fees and expenses                                      $ 5,000
Blue Sky fees and expenses                                   $     0
Accounting fees and expenses                                 $ 1,000
Miscellaneous fees and expenses                              $   500
                                                             -------
         Total                                               $ 8,123
                                                             =======

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Articles of Incorporation provide that the Company will indemnify, under certain circumstances, any person which is or was a director, officer or employee of the Company or of any other corporation for which he is or was serving in any capacity at the request of the Corporation against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them. Additionally, under Indiana law, a director of the Company will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation and (2) such breach or failure to perform constitutes willful misconduct or recklessness.

ITEM 16. EXHIBITS.

         See the Exhibit Index which is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Indiana, on June 17, 2004.

                                       MONROE BANCORP

                                       By: /s/ MARK D. BRADFORD
                                           ----------------------
                                           Mark D. Bradford, President and Chief
                                           Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below as of June 17, 2004.

           NAME                                  TITLE
           ----                                  -----

/s/ MARK D. BRADFORD           President, Chief Executive Officer and Director
---------------------------    (Principal Executive Officer)
Mark D. Bradford

/s/ GORDON M. DYOTT            Executive Vice President, Chief Financial Officer
---------------------------    (Principal Accounting Officer and Principal
Gordon M. Dyott                Financial Officer)

/s/ DAVID D. BAER              Chairman of the Board and Director
---------------------------
David D. Baer

/s/S BRADFORD J. BOMBA, JR.    Director
---------------------------
Bradford J. Bomba, Jr., M.D.

                               Director
---------------------------
James D. Bremner

/s/ STEVEN R. CRIDER           Director
---------------------------
Steven R. Crider

/s/ TIMOTHY D. ELLIS           Director
---------------------------
Timothy D. Ellis

/s/ JOYCE CLAFLIN HARRELL      Director
-------------------------
Joyce Claflin Harrell

/s/ HARRY F. MCNAUGHT, JR.     Director
--------------------------
Harry F. McNaught, Jr.

                               Director
--------------------------
Paul W. Mobley

/s/ CHARLES R. ROYAL, JR.      Director
-------------------------
Charles R. Royal, Jr.

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

                                  EXHIBIT INDEX


                                     EXHIBIT

4.1 The description of our common stock contained in our Registration Statement on Form 10, dated January 5, 2001 (incorporated herein by reference).

5.1      Legal Opinion of Krieg DeVault LLP

8.1      Tax Opinion of Krieg DeVault LLP

23.1 Consent of Krieg DeVault LLP (contained in legal opinion attached as exhibit 5.1)

23.2     Consent of BKD LLP

99.1     President's Letter

99.2     Enrollment Form





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